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                                                                  EXHIBIT 10.59



                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "Amendment") is made this 25th day of October, 1995 by and between PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (hereinafter, the "Tenant"), and PERIMETER PARK WEST ASSOCIATES LIMITED PARTNERSHIP, a North Carolina limited partnership (hereinafter, the "Landlord").

                                  WITNESSETH:

         WHEREAS, pursuant to a Lease Agreement dated February 22, 1995 by and between Landlord and Tenant (the "Lease"), Landlord leased to Tenant certain premises (the "Premises") containing approximately 20,000 rentable square feet in the building known as 1500 Perimeter Park Drive (the "Building") located in Morrisville, Wake County, North Carolina, all as more particularly described in the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in accordance with the provisions of this Amendment.

         NOW, THEREFORE, in consideration of cash in hand paid and the promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend and modify the Lease as follows:

         1. Definition of Terms. All capitalized terms contained herein and not otherwise defined shall be defined as provided in the Lease.

         2.      Termination of Lease.  Notwithstanding the provisions of
Section 1 of the Lease to the contrary, upon Tenant entering into occupancy of 1400 Perimeter Park West, Morrisville, North Carolina in accordance with that certain Lease Agreement (the "1400 Lease") by and between Landlord and Tenant dated of even date herewith, and provided there is no default or event of default under this Lease by Tenant, or under the 1400 Lease by Tenant, the Lease Agreement by and between Landlord and Tenant dated January 13, 1992 at the Building shall be deemed terminated and the parties thereto shall have no further liability thereunder, except as expressly provided in the Lease, and except for obligations accrued thereunder and remaining unpaid and unsatisfied.

         3. Effective Date. The provisions of this Amendment shall be and become effective as of the date first indicated above.

         4. Severability. In the event any term, covenant or condition of this Amendment, the Lease, or any amendments thereto shall to any extent be invalid or unenforceable, the remainder shall not be affected thereby and each term, covenant or condition shall be valid and enforceable to the full extent permitted by law.
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         5.      Successors and Assigns.  This Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

         6. Interpretation. Although the printed provisions of this Amendment were drafted by Landlord, such fact shall not cause this Amendment to be construed either for or against Landlord or Tenant.

         7. Full Force and Effect. Except as modified hereby, the Lease remains unmodified and in full force and effect.

         8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

         9. Mutual Acknowledgment of Non-Existence of Claims. Landlord and Tenant acknowledge and agree that as of the day hereof there are no known claims by either party against the other party hereto arising from the relationship as Landlord and Tenant, respectively, Pursuant to the Lease, as amended.

                 IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment under seal as of the day and year first above written.

                                        LANDLORD:

                                        PERIMETER PARK WEST ASSOCIATES LIMITED
                                        PARTNERSHIP, a North Carolina
                                        limited partnership (SEAL)


Date of Execution:                      By: /s/ Harold S. Lichtin       (SEAL)
Nov 30, 1995                                -----------------------------
- -----------------                               Harold S. Lichtin,
                                                General Partner

                                          TENANT:

                                          PHARMACEUTICAL PRODUCT DEVELOPMENT,
                                          INC., a North Carolina corporation

Date of Execution:                      By: /s/ Fred N. Eshelman
11-15-95                                    -------------------------
- ------------------                              Fred N. Eshelman, CEO

Witness/Attest:

/s/ Margaret T. Davenport
- ---------------------------------
Print Name: Margaret T. Davenport
Title: Director, Corp. Admin.

[CORPORATE SEAL]